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                   CHASE MANHATTAN CREDIT CARD MASTER TRUST


                            UNDERWRITING AGREEMENT
                            ----------------------
                                STANDARD TERMS

                                (June 12, 1996)


CHASE SECURITIES INC.
270 Park Avenue
New York, New York  10017


Ladies and Gentlemen:

     1. Introductory. From time to time The Chase Manhattan Bank (USA) (the "Seller"), proposes to issue one or more series (each, a "Series") of its Asset Backed Certificates (the "Certificates") and, with respect to each such series of CertificatesSeries (or, if such Series is comprised of more than one class, with respect to each such class), to enter into a Terms Agreement (each, a "Terms Agreement") with you, Chase Securities Inc., as underwriter of such Series or class or, if appropriate, as the representative (the "Representative") of the underwriters named in Schedule I thereto (in either capacity, the "Representative"), and, subject to the terms and conditions stated or incorporated by reference in such Terms Agreement, to cause the Chase Manhattan Credit Card Master Trust (the "Trust") to issue and sell such Series or class of Certificates to Chase Securities Inc., as underwriter, or to such underwriters. Each such Terms Agreement shall be in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and shall incorporate by reference therein the provisions of these Standard Terms. As used herein in connection with any Terms Agreement, the term "Offered Series" refers only to the Series of Certificates offered pursuant tospecified in such Terms Agreement, and the term "Underwriters" refers only to the underwriters of such Series of Certificates named in such Terms Agreement and, unless otherwise provided, any other Terms Agreement with respect to Certificates of the same Series.

     2.   Representations and Warranties of the Seller. The Seller represents
          --------------------------------------------
and warrants to Underwriters, as of the date of the related named in each Terms Agreement, as of the date of such Terms Agreement, as follows:

          (a) a registration statement (the "Initial Registration Statement") on Form S-3, including a prospectus and such amendments thereto as may have been required prior to the date of the relatedsuch Terms Agreement, and, if applicable, one or more additional registration statements filed pursuant to Rules 429 and/or 462 under the Act, (each, an "Additional Registration Statement"), relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), have been filed with the Securities and Exchange Commission (the "Commission"); such
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     registration statements may have included one or more preliminary prospectuses and prospectus supplements (each, a "Preliminary Prospectus") meeting the requirements of Rule 430 of the Act; such registration statements, as amended, have become effective; such registration statement(s), as amended, and the prospectus relating to the sale of the Offered Series constituting a part thereof, as from time to time amended or supplemented with respect to the Offered Series (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statements" and the "Prospectus"; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statements;

          (b) as of the date of execution of the relatedsuch Terms Agreement, each Registration Statement and the Prospectus, except with respect to any modification to which you have agreed, shall be in all substantive respects in the form furnished to you prior to such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to you) as the Seller has advised you, prior to such time, will be included or made therein;

          (c) each Registration Statement, on its effective date, and the Prospectus, as of the filing date of the most recent supplement thereto, complied in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or, in the case of any Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on the date of the relatedsuch Terms Agreement, each Registration Statement and the Prospectus will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to information contained in or omitted from any Registration Statement or the Prospectus based upon written information furnished to the Seller by any Underwriter in connection with the preparation of any Registration Statement or the Prospectus;

          (d) the Seller is a banking corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power, authority and legal right to own its properties and conduct its business as described in the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of Certificateholders under the Pooling and Servicing Agreement or under any Supplement;

          (e) the Certificates of the Offered Series, on the date of such Terms Agreement, will have been duly and validly authorized and, when such Certificates are duly and validly executed by or on behalf of the Seller, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and the related Supplement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement and the related Supplement;

          (f) the execution, delivery and performance by the Seller of this Agreement, the related Terms Agreement or Terms Agreements, any related agreement to provide credit enhancement for the Offered Series (an "Enhancement Agreement"), the Pooling and Servicing Agreement, the related Supplement and the Certificates of such Series, and the consummation by such Seller of the transactions provided for herein and therein, have been, or will have been, duly authorized by the Seller by all necessary corporate action on the part of the Seller; and neither the execution and delivery by the Seller of such instruments, nor the performance by the Seller of the transactions herein or therein contemplated, nor the compliance by the Seller with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the articles of association or by-laws of the Seller, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties, or (iii) conflict with any of the material provisions of any indenture, mortgage, contract or other instrument to which the Seller is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

          (g) when executed and delivered by the parties thereto, the Pooling and Servicing Agreement and the related Supplement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Seller or in the event of any moratorium or similar occurrence affecting the Seller and to general principles of equity;

          (h) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Certificates of the Offered Series pursuant to this Agreement, the related Terms Agreement or Terms Agreements, the Pooling and Servicing Agreement and the related Supplement, has been or will be taken or obtained on or prior to the applicable Delivery Date;

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          (i)  this Agreement has been and, as of the date thereof, theeach related Terms Agreement will have been duly executed and delivered by the Seller;

          (j) the Seller has delivered to you complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of the Seller for the three most recent fiscal years for which such reports have been submitted to the Comptroller of the Currency; except as set forth in or contemplated in the Registration Statements and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Seller since December 31, 19945; and

          (k) any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the related Terms Agreement or Terms Agreements, the Pooling and Servicing Agreement, the related Supplement and the Certificates of the Offered Series shall have been paid or will be paid by or on behalf of the Seller at or prior to the applicable Delivery Date to the extent then due.

     3.   Purchase, Sale and Delivery of Certificates. Delivery of and payment
          -------------------------------------------
for the Certificates of the Offered Series will be made at the offices of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, at such time as shall be specified in or pursuant to the related Terms Agreement or Terms Agreements, or at such other time and place as you and the Seller shall agree upon, such time being the "Delivery Date" with respect to the Offered Series. Delivery of such Certificates shall be made by the Seller to the Underwriters against payment of the purchase price specified in the related Terms Agreement or Terms Agreements in same day funds wired to such bank as may be designated by the Seller, or by such other manner of payment as may be agreed upon by the Seller and you. Unless otherwise provided in the related Terms Agreement, payment for the Certificates shall be made against delivery thereof to The Depository Trust Company ("DTC") for the respective accounts of the several Underwriters. Unless otherwise provided in the related Terms Agreement or Terms Agreements, such Certificates shall be registered in the name of Cede & Co., as nominee for DTC, and will be made available for inspection and packaging by you at the office where delivery and payment for such Certificates is to take place, not later than 1:00 P.M., New York City time, on the Business Day prior to the Delivery Date.

     4.   Offering by Underwriters.  Unless otherwise specified by the related
          ------------------------
Terms Agreement or Terms Agreements:

               (a) Each Underwriter severally agrees that, if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it will not effect any transaction in the Certificates within the United States, its territories or possessions, or with persons who are citizens thereof or residents therein, or will it induce or attempt to induce the purchase of or sale of the Certificates within the United States, its territories or possessions, or with persons who are citizens thereof or residents therein, except that it shall be permitted to make sales to the other Underwriters or to its United States affiliates provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Securities

     Exchange Act of 1934, as amended (the "Exchange Act"), and in conformity with the Rules of Fair Practice of the NASD as such Rules apply to non-NASD brokers or dealers.

               (b) Each Underwriter severally agrees that (i) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; (ii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Certificates if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995; (iii) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations; and (iv) it is a person of a kind described in
     Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions Order 1995).

               (c) The Underwriters are not requesting that the Seller or Trust register the Certificates under the "blue sky" laws of any state or territory of the United States because the Underwriters are relying upon exemptions from such laws available for sales to certain institutional investors.

     5.   Covenants of the Seller.  The Seller hereby severally covenants and
          -----------------------
agrees with the Underwriters that:

          (a) concurrently with the execution of the related Terms Agreement or Terms Agreements, the Seller will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Seller, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and allowances, if any, and such other information as the Seller deems appropriate in connection with the offering of such Certificates, but the Seller will not file any amendments to any Registration Statement as in effect with respect to the Offered Series, or any amendments or supplements to the Prospectus with respect to the Offered Series, unless it shall first have delivered copies of such amendments or supplements to you, or if you shall have reasonably objected thereto promptly after receipt thereof; the Seller will immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to any Registration Statement with respect to the Offered Series has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates of the Offered Series or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or "blue sky" law, as soon as the Seller is advised thereof, and will use their reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued;

          (b) if, at any time when a Prospectus relating to the Offered Series is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Seller will promptly prepare and (subject to review and no reasonable objection by you as described in Section 5(a) hereof) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

          (c) the Seller will make generally available to the holders of the Certificates (the "Certificateholders") of the Offered Series, in each case as soon as practicable, a statement which will satisfy the provisions of
     Section 11(a) of the Act and Rule 158 of the Commission with respect to the Offered Series;

          (d) the Seller will furnish to each of you copies of each Registration Statement (at least one copy to be delivered to each of you will be signed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request;

          (e) the Seller will assist you in arranging for the qualification of the Offered Series for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue to assist you in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process; and

          (f) the Seller will pay all expenses incident to the performance of its obligations under this Agreement and the related Terms Agreement or Terms Agreements and will reimburse the Underwriters for any expenses reasonably incurred by them in connection with qualification of the Offered Series of Certificates and determination of their eligibility for investment under the laws of such jurisdictions as you may designate (including reasonable fees and disbursements of its counsel) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of such Certificates and, to the extent previously agreed upon with you, for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters.

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     6.   Conditions to the Obligations of the Underwriters. The obligations of
          -------------------------------------------------
the several Underwriters named in the related Terms Agreement or Terms Agreements to purchase and pay for the Certificates of the Offered Series will be subject to the accuracy of the representations and warranties on the part of the Seller herein as of the date of the related Terms Agreementthereof and as of the applicable Delivery Date, to the accuracy of the statements of the Seller made pursuant to the provisions thereof, to the performance by each Seller in all material respects of its obligations hereunder and to the following additional conditions precedent:

          (a) you shall have received a letter from Price Waterhouse LLP or other independent accountants acceptable to you, dated the applicable Delivery Date, in a form reasonably satisfactory to you;

          (b) all actions required to be taken and all filings required to be made by the Seller under the Act prior to the Delivery Date for the Certificates of the Offered Series shall have been duly taken or made; and prior to the applicable Delivery Date, no stop order suspending the effectiveness of any Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller, threatened by the Commission;

          (c) unless otherwise specified in the related Terms Agreement or Terms Agreements, the Offered Series shall be rated at the time of issuance in the highest rating category by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and shall not have been placed on any credit watch with a negative implication for downgrade;

          (d) you shall have received an opinion of counsel to the Seller, which counsel may be Andrew Semmelman, Vice President and Senior Associate Counsel of the Seller, or counsel otherwise reasonably acceptable to you, dated the applicable Delivery Date, substantially to the effect that:

               (i) the Seller is a banking corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and corporate authority to own its assets and operate its business as described in the Prospectus, and had at all relevant times and now has, the power, authority and legal right to acquire, own and service the Accounts and the Receivables;

               (ii) the Seller has full corporate power and corporate authority to sign each Registration Statement and to execute and deliver this Agreement, the related Terms Agreement or Terms Agreements, any related Enhancement Agreement, the Pooling and Servicing Agreement and the related Supplement and to consummate the transactions contemplated herein and therein;

               (iii) the agreements referred to in clause (ii) above have been authorized by all necessary corporate action on the part of the Seller, and have been duly executed and delivered by the Seller;

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

               (iv) the Certificates of the Offered Series have been duly authorized by all necessary corporate action of the Seller;

               (v) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under applicable Federal banking law for the consummation of the transactions contemplated herein, in the related Terms Agreement or Terms Agreements, the Pooling and Servicing Agreement, the related Supplement or any related Enhancement Agreement;

               (vi) neither the execution, delivery and performance by the Seller of its obligations under this Agreement, the related Terms Agreement or Terms Agreements, the related Supplement, the Pooling and Servicing Agreement or any related Enhancement Agreement, the transfer of the Receivables to the Trust, the issuance and sale of the Certificates of the Offered Series, nor the consummation of any other of the transactions contemplated herein, in the related Terms Agreement or Terms Agreements, the related Supplement, the Pooling and Servicing Agreement or any related Enhancement Agreement, will conflict with, result in a material breach of or violation of any of the terms of, or constitute a default under, the Articles of Association or By-laws of the Seller, as amended, or any rule, order, statute or regulation, to the extent the foregoing relate to Federal banking law, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or the terms of any material indenture or other material agreement or instrument known to such counsel to which the Seller is a party or by which it or its properties are bound; and

               (vii) except as otherwise disclosed in the Prospectus and the Registration Statements, there are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened before any court, administrative agency or other tribunal
          (A) asserting the invalidity of this Agreement, theany related Terms Agreement, the related Supplement, the Pooling and Servicing Agreement, any related Enhancement Agreement or the Certificates of the Offered Series, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, theany related Terms Agreement, the related Supplement, the Pooling and Servicing Agreement, any related Enhancement Agreement or the Certificates, which if adversely determined would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any related Terms Agreement, the related Supplement, the Pooling and Servicing Agreement, any related Enhancement Agreement or the Certificates, or (C) seeking adversely to affect the federal income tax attributes of the Certificates as described in the Prospectus under the headings "Prospectus Summary -- Tax Status" and "Tax Matters";

          (e) you shall have received an opinion of Martin R. Joyce, Vice President and Senior Associate Counsel of the Seller (or such other counsel as shall be specified in the related Terms Agreement or Terms Agreements), dated the applicable Delivery Date, in form and substance satisfactory to you and your counsel, to the effect that:

               (i) this Agreement and the related Terms Agreement or Terms Agreements have been duly authorized, executed and delivered by the Seller;

               (ii) any related Enhancement Agreement, the Pooling and Servicing Agreement and the related Supplement each constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally or the rights of creditors of national banking associations, and (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (iii) each Registration Statement has become effective under the Act and the Prospectus has been filed with the Commission pursuant to Rule 424(b) promulgated under the Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act; and each Registration Statement as of its effective date and the Prospectus as of its date (in each case, other than the financial and statistical information therein as to which such counsel express no opinion) complied as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder;

               (iv) this Agreement, the related Terms Agreement or Terms Agreements, any related Enhancement Agreement, the Pooling and Servicing Agreement, the related Supplement and the Certificates conform in all material respects to the descriptions thereof contained in the Registration Statements and the Prospectus; and

               (v) the Pooling and Servicing Agreement and the related Supplement will not be required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not, and immediately following the sale of the Offered Series pursuant hereto will not be, required to be, registered under the 1940 Act;

     such counsel also shall state that he has no reason to believe that at the Effective Date any Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial and statistical information contained therein as to which such counsel need express no opinion); in rendering such opinion counsel may rely on the opinion referred to in paragraph (d) above;

          (f) you shall have received an opinion or opinions of Richards, Layton & Finger (or such other counsel as shall be specified in the related Terms Agreement or Terms Agreements), special counsel for the Seller, dated the Delivery Date, in form and substance satisfactory to you and your counsel, with respect to certain matters relating to the transfer of the Receivables and the assignment of any related Enhancement to the Trust, with respect to the perfection of the Trust's interest in the Receivables and certain other matters;

          (g) the Representative shall have received an opinion of Orrick, Herrington & Sutcliffe, special tax counsel to the Seller, to the effect that the statements in each Registration Statement and the Prospectus under the headings "Prospectus Summary - Tax Status", "Prospectus Summary-"ERISA Considerations", "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects;

          (h) you shall have received from Orrick, Herrington & Sutcliffe (or such other counsel as may be named in the related Terms Agreement or Terms Agreements), special counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, in form and substance satisfactory to you, with respect to the organization of each Seller, the validity of the Certificates, each Registration Statement, the Prospectus and other related matters as you may require, and the Seller shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters;

          (i) you shall have received a certificate, dated the Delivery Date, of a Vice President or more senior officer of the Seller in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (A) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Delivery Date, (B) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the related Terms Agreement or Terms Agreements at or prior to the applicable Delivery Date, (C) each Registration Statement has become effective, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and (D) subsequent to the date of the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Seller except as set forth in or contemplated in the Registration Statements and the Prospectus or as described in such certificate;

          (j) you shall have received an opinion of Orrick, Herrington & Sutcliffe (or such other counsel as may be named in the related Terms Agreement or Terms Agreements), counsel to the Trustee, dated the applicable Delivery Date, in form and substance satisfactory to you and your counsel, to the effect that:

               (i) the Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York and has the power and authority to enter into and to perform all actions required of it under the Pooling and Servicing Agreement and the related Supplement;

               (ii) each of the Pooling and Servicing Agreement and the related Supplement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Trustee, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing;

               (iii) the Certificates of the Offered Series have been duly authenticated and delivered by the Trustee;

               (iv) the execution and delivery of the Pooling and Servicing Agreement and the related Supplement by the Trustee and the performance by the Trustee of their respective terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (B) the Certificate of Incorporation or By-laws of the Trustee; and

               (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement and the related Supplement or the performance by the Trustee thereunder;

          (k) there shall not have occurred, at any time on or prior to the Delivery Date, any of the following events: (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (ii) a general moratorium on commercial banking activities in New York or Delaware shall have been declared by any of Federal, New York or Delaware authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment as Representative of the Underwriters, impracticable to market the Offered Series, or any class thereof, on the terms and in the manner contemplated in the Prospectus or (iv) any change or any development involving a prospective change, materially and adversely affecting (A) the Trust Assets taken as a whole or (B) the business or properties of the Seller, which, in your reasonable judgment as Representative of the Underwriters, in the case of either (A) or

     (B), makes it impracticable to market the Offered Series, or any class thereof, on the terms and in the manner contemplated in the Prospectus; and

          (l) you shall have received an opinion or opinions of counsel to the Enhancement Provider, if any, dated the Delivery Date and satisfactory in form and substance to you and your counsel, to the effect that:

               (i) the Enhancement Provider is duly organized and validly existing under the laws of the jurisdiction of its incorporation, is duly qualified and/or licensed to do business in all jurisdictions where the nature of its operations as contemplated in the related Enhancement Agreement requires such qualification, and has the power and authority (corporate and other) to enter into the related Enhancement Agreement and to perform its obligations under the related Enhancement Agreement; and

               (ii) the related Enhancement Agreement has been duly authorized, executed and delivered by the Enhancement Provider, and constitutes the legal, valid and binding obligating of the Enhancement Provider, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Enhancement Provider or in the event of any moratorium or similar occurrence affecting the Enhancement Provider.

     The Seller will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7.   Indemnification.
          ---------------

     (a) The Seller will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto relating to the Offered Series, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Seller by an Underwriter specifically for use therein and (ii) such indemnity with respect to any untrue statement or omission in any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the subject thereof, if such person was not given or sent a copy of the Prospectus including the related Prospectus Supplement excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any Preliminary Prospectus and forming the basis for the related cause of action was corrected in the Prospectus or the related Prospectus Supplement. This indemnity agreement will be in addition to any liability that either Seller may otherwise have.

     (b) Each Underwriter severally, and not jointly, will indemnify and hold harmless the Seller, each of its directors, each of its officers who have signed any Registration Statement and each person, if any, who controls the Seller within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person against any losses, claims, damages or liabilities to which the Seller or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto relating to the Offered Series, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission and/or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than in this Section; in case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party may avoid its duty to indemnify under this Section 7 if such indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment in, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. An indemnifying party shall not be liable for any settlement of any claim effected without its consent.

     (d) If recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party in connection with the statement or omission that resulted in such liabilities and expenses. The relative fault the parties shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Seller and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

     8.   Default of Underwriters. If any Underwriter or Underwriters default in
          -----------------------
their obligations to purchase Certificates of the Offered Series hereunder and under the related Terms Agreement or Terms Agreements and the aggregate principal amount of such Certificates which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Offered Series set forth in such Terms Agreement or Terms Agreements, you may make arrangements satisfactory to the Seller for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made within a period of 36 hours after the applicable Delivery Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments hereunder and under such Terms Agreement or Terms Agreements, to purchase the Certificates which such defaulting Underwriters agreed but failed to purchase. If such Underwriter or Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults occur is more than 10% of the total principal amount of the Offered Series set forth in such Terms Agreement or Terms Agreements and arrangements satisfactory to you and the Seller for the purchase of such Certificates by other persons are not made within 36 hours after such default, each such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9.   Survival of Certain Representations and Obligations.  The respective
          ---------------------------------------------------
indemnities, agreements, representations, warranties and other statements by each Seller or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Seller or any its officers or directors or any controlling person, and will survive delivery of and payment of the Certificates.

     If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Certificates by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(g), and the obligations of the Seller and the Underwriters pursuant to Sections 7 and 8 shall remain in effect.

     11.  Notices.  All communications hereunder will be in writing and, if sent
          -------
to the Representative or the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at: Chase Securities, Inc., 270 Park Avenue, New York, New York 10017, Attention: David Howard, or, if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to: The Chase Manhattan Bank (USA), 802 Delaware Avenue, Wilmington, Delaware 19801,
Attention: Corporate Secretary.

     12.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     13.  Representative of Underwriters.  You will act as Representative for
          ------------------------------
the several Underwriters in connection with this financing, and any action under this Agreement and any Terms Agreement taken by you as Representative will be binding upon all the Underwriters identified in such Terms Agreement.

     14.  Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
          --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Seller and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by each Seller and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

                                    Very truly yours,

                                    THE CHASE MANHATTAN BANK (USA),
                                          as Seller


                                    By  /s/Keith Schuck
                                      ------------------------------------------
                                          Name:  Keith Schuck
                                          Title: Vice-President

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

CHASE SECURITIES, INC.,
 as Representative of the Underwriters


By  /s/ David A. Howard, Jr.
   ---------------------------------------
 Name:   David A. Howard, Jr.
 Title:  Managing Director

                                                                    ANNEX I




                                TERMS AGREEMENT
                         [SERIES OR CLASS DESIGNATION]



                                            __________, 19__



Chase Securities, Inc.,
 as Representative of the Underwriters
 set forth on Schedule I hereto
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

          In connection with the issuance of the Asset Backed Certificates, Series _____ (the "Offered Series") of the Chase Manhattan Credit Card Master Trust, we propose to issue and to sell to you and the other underwriters named on Schedule I hereto $______________ aggregate principal amount of the [Class _____ Asset Backed Certificates (the "Class ___ Certificates"), which constitute a part of] the Offered Series.

          All the provisions contained in the Chase Manhattan Credit Card Master Trust Underwriting Agreement Standard Terms (June 13, 19952, 1996) (the "Standard Terms") are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. The terms of the Offered Series are set forth in the Registration Statement or Registration Statements and the Prospectus referred to in the Standard Terms, as supplemented by a prospectus supplement dated _________, 19__ (the "Prospectus Supplement"), the form of which has been supplied by you. Such Prospectus Supplement sets forth the manner in which we will offer the Offered Series. The Offered Series will be issued pursuant to the Pooling and Servicing Agreement referred to in such Prospectus Supplement.

          Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and we hereby agree to purchase the Offered Series[Offered Series] [Class ___ Certificates] at _____% of their principal amount plus accrued interest, if any, from _________, 19__ to the date of payment and delivery. Payment for such Offered Series will be due upon delivery thereof at [our offices at the address set forth above] [the offices of _______ at ___________] at 10:00 a.m. (New York time) on ____________, 19__ or at such other time not later than [five business days thereafter] as shall be designated by us.

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and by returning the signed copy to us.

                                    Very truly yours,

                                    THE CHASE MANHATTAN BANK (USA),
                                     as Seller


                                    By: ___________________________________
                                        Title:

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

CHASE SECURITIES, INC.,
 as Representative of the Underwriters
 set forth on Schedule I hereto.


By: ________________________________
Title:

                                  SCHEDULE I

                            [names of underwriters]

                                       3